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                                                                    EXHIBIT 99.1

WASTE CONNECTIONS, INC. AND PREDECESSORS

SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
Years Ended December 31, 1997, 1998 and 1999
(in thousands)


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                                                                     Additions
                                                            --------------------------    Deductions
                                              Balance at     Charged to      Charged     (Write-offs,       Balance
                                              Beginning      Costs and       to Other       Net of          at End
Description                                   of Period       Expenses       Accounts    Collections)      of Period
-----------                                  -----------    -----------    -----------   -----------     -----------
Deducted from asset accounts:
  Allowance for doubtful accounts:
  Predecessors combined:
    Nine months ended September 30, 1997           $ 81         $  139           $  -          $ (97)         $  123
  Waste Connections, Inc.:
    Year ended December 31, 1997                    244            136              -            (48)            332
    Year ended December 31, 1998                    332            696              -           (209)            819
    Year ended December 31, 1999                    819          1,549              5           (913)          1,460
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